Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Newtown Lane Marketing, Incorporated (the “Company”) on Form 10-Q for the period ending December 31, 2017 as filed with the Securities and Exchange Commission (the “Report”), I, Jonathan J. Ledecky, President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: February 12, 2018

/s/ Jonathan J. Ledecky
Jonathan J. Ledecky
President and Chief Financial Officer
(Principal Executive Officer and Principal Financial and Accounting Officer)

A signed original of this certification has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.